SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

 Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 1997
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                 WILLIAM GREENBERG, JR. DESSERTS AND CAFES, INC.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


          1-13984                                     13-3832215
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  (Commission File Number)                (I.R.S. Employer Identification No.)


  533 W. 47th Street, New York, NY                               10036
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(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (212) 586-7600


                                 Not Applicable
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          (Former name or former address, if changed since last report)



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Item 2. Acquisition or Disposition of Assets.

     On January 17, 1997, William Greenberg Deserts and Cafes Inc. (the "Company") entered into a stock purchase agreement (the "Stock Purchase Agreement") with Philip Grabow ("Grabow"), pursuant to which, on January 23, 1997, the Company consummated the purchase from Grabow of all the outstanding shares of J.M. Specialties, Inc., a New Jersey corporation ("JMS"), in exchange for (i) $900,000 in cash, (ii) 500,000 shares (the "Shares") of the common stock of the Company and (iii) 350,000 warrants (the "Warrants") exercisable for shares of common stock of the Company (the "Transaction"). Each Warrant entitles Grabow to purchase one share of Company common stock at the exercise price of $2.50 per share until December 31, 2000. In connection with the Stock Purchase Agreement, Grabow and the Company also entered (i) a registration rights agreement, dated as of January 23, 1997, regarding the terms of the registration of the shares of common stock of the Company issuable upon exercise of the Warrants, and (ii) an employment agreement dated as of January 23, 1997. Pursuant to the employment agreement, Grabow will serve as President and Chief Executive Officer of the Company at an annual salary level of $250,000 for the first year, and a minimum of $150,000 thereafter. Also in connection with the Transaction, effective January 23, 1997, Grabow was elected to serve as a director of the Company. As a result of the Transaction, Grabow beneficially owns 850,000 shares (or 24.48%) of the common stock of the Company.

     JMS offers a line of batter and frozen finished cakes, brownies and muffins.

     In connection with the Transaction, the Company transferred all of the business assets owned by the Company to a wholly-owned subsidiary in exchange for all of the issued and outstanding shares of common stock of such entity (the "Subsidiary"). As a result, the Company currently acts as holding company with two wholly-owned subsidiaries, JMS and the Subsidiary. Subject to obtaining consent of the Company's stockholders, the Company intends to change its name to a name more descriptive of its operations.

     As part of the Transaction, the Company agreed to provide $600,000 to JMS for working capital purposes. The payment of the cash portion of the purchase price for JMS and such working capital, aggregating $1,500,000, was funded through the net proceeds received from the sale by the Company of 1,500,000 common stock purchase warrants (the "Private Placement Warrants") at a price of $1.10 per Private Placement Warrant to a limited number of purchasers that qualify as "accredited investors" under the Securities Act of 1933. The terms of the Private Placement Warrants are substantially similar to the Warrants.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business acquired. The required historical financial statements of JMS will be filed under cover of an amendment to this report.

(b)  Pro Forma Financial Information. See Item 7(a) above

(c)  Exhibits. The following exhibits are filed herewith:

Regulation S-K
Exhibit Number:

2 Stock Purchase Agreement, dated as of January 17, 1997, between William Greenberg Jr. Deserts and Cafes, Inc. and Philip Grabow. (Incorporated by reference to Exhibit (A) to the Statement on Schedule 13D filed by Philip Grabow with the Securities and Exchange Commission on January 30, 1997)

3.1 Warrant Agreement, dated as of January 23, 1997, by and between the Company and Philip Grabow. (Incorporated by reference to Exhibit (B) to the Statement on Schedule 13D filed by Philip Grabow with the Securities and Exchange Commission on January 30, 1997)

3.2 Registration Rights Agreement, dated as of January 23, 1997, by and between the Company and Philip Grabow. (Incorporated by reference to Exhibit (C) to the Statement on Schedule 13D filed by Philip Grabow with the Securities and Exchange Commission on January 30, 1997)


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

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              William Greenberg Jr. Desserts and Cafes, Inc.


Dated: February 7, 1997       By:  /s/ Stephen Fass
                                 ----------------------------------------
                                   Stephen Fass, Executive Vice President


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